Gold Standard, Inc. announces a one (1) for eight (8) reverse split of its outstanding common stock


Salt Lake City, Utah -- (BUSINESS WIRE)-Monday, July 10, 2006-Gold Standard, Inc. (OTCBB: GSDD) announced a one (1) for eight (8) reverse split of its outstanding common stock. The effective date of the reverse split is expected to be as of July 17, 2006, and requires a mandatory exchange of certificates. Further information regarding the reverse split is contained in the Company's 8-K Current Report dated June 22, 2006, which was filed with the Securities and Exchange Commission on July 10, 2006.

Contact:  Scott L. Smith, President
          Gold Standard, Inc.
          (801) 328-4452